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BANK OF AMERICA                                            AUTOMOBILE FLOORING
                                                        AND SECURITY AGREEMENT
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This Agreement dated as of March 6, 1997, is between Bank of America National
Trust and Savings Association, successor by merger to Bank of America Arizona (the "Bank") and Shannon Automotive, Ltd. (the "Borrower").

1. DEFINITIONS In addition to the terms which are defined elsewhere in this Agreement, the following terms have the meanings indicated for the purposes of this Agreement:

"ADVANCE" means an advance made to the Borrower or on the Borrower's behalf under this Agreement.

"BANKING DAY" means a day other than a Saturday or a Sunday on which the Bank is open for business in Arizona. All payments and disbursements which would be due on a day which is not a Banking Day will be due on the next Banking Day. All payments received on a day which is not a Banking Day will be applied to the credit on the next Banking Day.

"COLLATERAL" means the collateral required by Article 4 of this Agreement.

"COMMERCIAL VEHICLE" means a Vehicle of more than 1-1/2 ton rated capacity.

"DEALER TRADE" means a New Vehicle obtained by the Borrower from another dealer in trade.

"DEMO" means any New Vehicle which is designated by the Borrower with the consent of the Bank to be used as a demonstration unit.

"FLEET SALE" means (a) an agreement by the Borrower to sell more than one Vehicle to the same purchaser, or (b) a series of sales by the Borrower of more than one Vehicle to the same purchaser, unless the amount due from the purchaser for each Vehicle is paid in full before the next Vehicle is sold.

"FLEET SALE PURCHASE CONTRACT" means the contract or contracts between the Borrower and the purchaser under a Fleet Sale, including any delivery agreement, purchase order, or other document evidencing the Fleet Sale and its terms.

"NEW VEHICLE" means a Vehicle which has never been owned except by a manufacturer, distributor or dealer, has never been registered; and has not been driven more than 400 miles.

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"NON-COMMERCIAL VEHICLE" means a Vehicle which is not a Commercial Vehicle.

"PAYMENT COMMITMENT" means a commitment entered into between the Bank and a manufacturer or distributor, providing for payment of funds directly by the Bank to the manufacturer or distributor in payment for the purchase of a New Vehicle by the Borrower.

"PROGRAM VEHICLE" means a Used Vehicle which is obtained directly from the manufacturer or distributor, which is from the current or prior model year, and which has mileage not in excess of 25,000 miles.

"RENTAL VEHICLE" means a Vehicle which is held by the Borrower for short-term rentals, which short-term rentals shall not exceed two (2) weeks.

"REFERENCE RATE" is the rate of interest publicly announced from time to time by Bank of America National Trust and Savings Association ("BofA California") as its "reference rate". The Reference Rate is set by BofA California based on various factors, including BofA California's costs and desired return, general economic conditions and other factors, and is used as a reference point for pricing some loans. The Bank and BofA California may price loans to its customers at, above, or below the Reference Rate. Any change in the Reference Rate will take effect at the opening of business on the day specified in the public announcement of a change in BofA California's Reference Rate.

"RECREATIONAL VEHICLE" ("RV") means a vehicular-type unit primarily designed as temporary living quarters for recreational, camping, travel, or seasonal use that either has its own motive power or is mounted on, or towed by, another vehicle.

"RELATED PRINCIPAL PORTION" means, with respect to each Vehicle, the amount of principal advanced under this Agreement to finance that Vehicle.

"USED VEHICLE" means a Vehicle other than a New Vehicle.

"VEHICLE"   means  an  automobile  or  truck  which  satisfies  the  following requirements:

(a) The vehicle is owned by the Borrower free of any title defects or any liens or interests of others except the security interest in favor of the Bank and other liens to which the Bank consents in writing.

(b) Unless the vehicle is a Demo or is in transit from the seller, it is permanently located at locations which the Borrower has disclosed to the Bank and which are acceptable to the Bank. If the vehicle is in transit from a seller, then upon receipt by the Borrower it will

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     be permanently located at such locations disclosed to the Bank.

(c) The vehicle is held for sale in the ordinary course of the Borrower's business and is of good and merchantable quality.

(d)  The vehicle is otherwise acceptable to the Bank.

2.   LINE OF CREDIT AMOUNT AND TERMS

2.1. COMMITMENT. During the availability period described below, upon the specific request of the Borrower or pursuant to a Payment Commitment, the Bank will make Advances to the Borrower to finance Vehicles. Each Advance must be used for one of the purposes described in this Agreement. The amount of the line of credit (the "Commitment") is Twenty Million and No/100 Dollars ($20,000,000.00). The Borrower agrees not to permit the outstanding principal balance of the line of credit to exceed the Commitment.

2.2. AVAILABILITY PERIOD. The line of credit is available between the date of this Agreement and April 30, 1998 (the "Expiration Date") unless the Borrower is in default.

2.3. PURPOSE OF ADVANCES. Advances may be made: (a) to finance the acquisition of New Vehicles and Program Vehicles directly from the manufacturer or distributor pursuant to a Payment Commitment; (b) to finance the acquisition of New Vehicles through Dealer Trades; (c) to finance other New Vehicles owned by the Borrower; or (d) to finance Used Vehicles owned or acquired by the Borrower.

2.4. ADVANCES FOR NEW NON-COMMERCIAL VEHICLES.

(a) The principal amount of Advances made to finance New Non-Commercial Vehicles, (including Advances for Demos under Paragraph 2.6 below, and including Fleet Sales) shall not exceed Seventeen Million and No/100 Dollars ($17,000,000.00) outstanding at any one time.

(b) The principal amount of Advances outstanding at any one time made to finance New Non-Commercial Vehicles (including Demos and including Fleet Sales) from the manufacturers or distributors listed below shall not exceed the dollar limits stated below. (Advances shall not be made with respect to New Non-Commercial Vehicles from manufacturers or distributors not listed below without the prior consent of the Bank.)

Manufacturer/Distributor            Dollar Amount      Within Line Fleet Limit
------------------------            -------------      -----------------------
Dodge                               $9,000,000.00         ($5,000,000.00)
Chrysler/Plymouth/Jeep/Eagle        $8,000,000.00         ($3,500,000.00)

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(c)  Each Advance to finance New Non-Commercial Vehicles shall not exceed an amount equal to one hundred percent (100%) of the amount of the invoice for the Vehicles. In the case of Dealer Trades, the Advance shall not exceed an amount equal to one hundred percent (100%) of the acquisition cost for the Dealer Trade.

2.5. ADVANCES FOR RENTAL VEHICLES.

(a) The principal amount of Advances made to finance Rental Vehicles shall not exceed Five Hundred Thousand and No/100 Dollars ($500,000.00) outstanding at any one time.

(b) The principal amount of Advances outstanding at any one time made to finance Rental Vehicles from the manufacturers or distributors listed below shall not exceed the following dollar limits (advances shall not be made with respect to Rental Vehicles from manufacturers or distributors not listed below without prior written consent of the Bank):

Manufacturer                                                   Dollar Amount
------------                                                   -------------
Dodge/Chrysler/Plymouth/Jeep/Eagle                             $500,000.00

(c) Each Advance to finance New Rental Vehicles will be One Hundred percent (100%) of manufacturers invoice.

(d) Each Advance to finance Used Rental Vehicles shall not exceed the lesser of One Hundred percent (100%) of acquisition cost or eighty percent (80%) of wholesale value as determined by the Bank.

2.6. ADVANCES FOR DEMOS.

(a) The principal amount of Advances made to finance Demos shall not exceed Seven Hundred Thousand and No/100 Dollars ($700,000.00) outstanding at any one time.

(b) Within the foregoing limit, the principal amount of Advances outstanding at any one time made to finance Demos from the manufacturers or distributors listed below shall not exceed the dollar limits stated below, and the Borrower shall have no more than the number of Demos indicated from that Manufacturer/Distributor at any one time.

Manufacturer/Distributor               Number of Demos            Dollar Amount
------------------------               ---------------            -------------
Dodge                                        10                   $200,000.00
Chrysler/Plymouth/Jeep/Eagle                 25                   $500,000.00

(c)  The Borrower shall have no more than 35 Demos at any one time.

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(d)  Each Advance to finance a Demo shall be subject to the percent limitations stated in subparagraph 2.4(c) above.

2.7. ADVANCES FOR NEW COMMERCIAL VEHICLES. No New Commercial Vehicles may be financed under this Agreement.

2.8. ADVANCES FOR USED VEHICLES.

(a) The principal amount of Advances made to finance Used Vehicles shall not exceed Five Hundred Thousand and No/100 Dollars ($500,000.00) outstanding at any one time.

(b) Each Advance to finance Used Vehicles shall not exceed the lesser of eighty percent (80%) of wholesale value as determined by the Bank or 100% of acquisition cost. As a condition precedent for Used Vehicles to be eligible for financing by Bank, Used Vehicles must be: (i) listed in a current used car guide acceptable to the Bank; and (ii) aged less than five (5) years of current model year.

2.9. ADVANCES FOR PROGRAM VEHICLES.

(a) The principal amount of Advances made to finance Program Vehicles shall not exceed the amount outstanding at any one time as indicated from that Manufacturer/Distributor listed below:

Manufacturer/Distributor                                    Amount
------------------------                                    ------
Dodge                                                   $1,000,000.00
Chrysler/Plymouth/Jeep/Eagle                            $1,000,000.00

(b) Each Advance to finance Program Vehicles shall not exceed an amount equal to one hundred percent (100%) of the amount of invoice for the Program Vehicles.

     Notwithstanding the above paragraphs 2.4, 2.5, 2.6, 2.8 and 2.9, at the Bank's sole option, Bank may redistribute the above dollar limits referenced in paragraphs 2.4, 2.5, 2.6, 2.8 and 2.9.

2.10. ADVANCES FOR USED COMMERCIAL VEHICLES. No Used Vehicle which is Commercial Vehicle may be financed under this Agreement.

2.11. ADVANCES FOR FLEET SALES. In addition to the requirements set forth above, for Fleet Sales of Non-Commercial Vehicles with a total consideration of Five Hundred Thousand and No/100 Dollars ($500,000.00) or more, the Borrower shall provide to the Bank a copy of the Fleet Sale Purchase Contract and an executed Bank form Assignment of Proceeds covering the Fleet Sale immediately following consummation of the Fleet Sale Purchase Contract. Such Assignment of Proceeds may require special language acceptable to the Bank if the Borrower has executed a power of attorney allowing the fleet purchaser to order Vehicles directly from the manufacturer.

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2.12. ADVANCES IN EXCESS OF LIMITATIONS. The Bank shall have no obligation to make an Advance which would cause the principal amount outstanding under this Agreement to exceed the Commitment or any of the other limitations stated in this Agreement; including, without limitation, Advances made pursuant to a Payment Commitment or in response to a specific request by the Borrower. Notwithstanding the foregoing, the Borrower shall remain liable for any Advances in excess of such limitations. Upon demand by the Bank, the Borrower shall immediately pay to the Bank the amount of any excess over such limitations.

2.13. PAYMENT COMMITMENT. The Bank is authorized to make Advances on the Borrower's behalf directly to individual manufacturers or distributors of Vehicles listed above, in accordance with the terms and conditions of the Payment Commitment agreed to between the Bank and each manufacturer or distributor. The Bank may revise, terminate or suspend a Payment Commitment at any time by giving written notice to the manufacturer or distributor. The Borrower shall remain liable to the Bank for all payments made to a manufacturer or distributor pursuant to a Payment Commitment.

2.14. AUTHORIZATION. The Borrower authorizes and requests the Bank to furnish each manufacturer or distributor listed above information reflecting the flooring line of credit provided by this Agreement. The Bank is further instructed and authorized to advise said manufacturer or distributor of any change or termination which may occur with respect to said flooring line of credit.

2.15. DEMONSTRATION VEHICLES; USED VEHICLES.

(a) The Borrower may designate certain Vehicles financed under this Agreement as Demos, in accordance with procedures and criteria established by the Bank. Unless otherwise stipulated by the Bank in writing, the Bank shall have the right to inspect each demo at least monthly.

(b) For each Demo with mileage in excess of 6,000 miles, the Borrower shall repay the Related Principal Portion in monthly installments on the fifteenth (15th) day of each month following the date that the mileage on the applicable Demo reaches 6,000. Each installment shall be in an amount equal to three percent (3%) of the original amount of the Related Principal Portion of the applicable Demo. Notwithstanding what may otherwise be provided in this paragraph 2.15, any remaining unpaid amount(s) of the Related Principal Portion shall be repaid in full in accordance with the provisions of paragraph 2.16 below.

(c) Demos shall be used only for demonstration purposes and shall at all times be under the direct control of the Borrower; provided, however, that the Borrower may allow

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      a prospective purchaser to use a Demo. The Borrower assumes full responsibility for the use, operation, maintenance and care of Demos, including all damage thereto, and assumes full responsibility of loss.

(d) Except as modified in this paragraph, all other provisions of this Agreement shall apply to Demos.

(e) The Borrower agrees that no Used Vehicle financed under this Agreement other than a Demo shall be driven more than 6,000 additional miles over the mileage at the time it is acquired by the Borrower.

2.16. PRINCIPAL PAYMENTS. The Borrower will repay in full all principal outstanding under this Agreement on the earlier of the Expiration Date or the date(s) determined as follows:

(a) For Advances made to finance New Non-commercial Vehicles (except Fleet Sales): For each financed Vehicle, the Borrower shall pay the Bank the Related Principal Portion by the earlier of (i) three (3) Banking Days following receipt of proceeds from sale of the Vehicle, or (ii) ten (10) Banking Days following the date of the sale of the Vehicle. If the Vehicle is not earlier sold, a monthly principal reduction equal to ten percent (10%) of the Related Principal Portion will be paid by the Borrower on the fifteenth (15th) day of the next calendar month with respect to any New Vehicle with an unpaid balance at the end of three hundred sixty (360) calendar days from the original date of Advance for such Vehicle and continue for ninety (90) days until a seventy percent (70%) Loan to Original Value is achieved at which time no curtailments will be due for ninety (90) days at the end of such period the vehicle(s) must be paid off in full.

(b) For Advances made to finance Used Non-commercial Vehicles, including Program Vehicles: For each financed Vehicle, the Borrower shall pay the Bank the Related Principal Portion by the earlier of (i) three (3) Banking Days following receipt of proceeds from sale of the Vehicle, or
      (ii) ten (10) Banking Days following the date of sale of the Vehicle. If the Vehicle is not earlier sold, a monthly principal reduction equal to ten percent (10%) of the Related Principal Portion will be paid by Borrower on the fifteenth day of the next month with respect to any Used or Program Vehicle with an unpaid balance at the end of ninety (90) calendar days from the original date of Advance for such Vehicle. If any Related Principal Portion remains after one hundred eighty (180) calendar days from the original date of Advance for any such Vehicle, the Borrower shall pay the Bank the remaining Related Principal Portion.

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(c)   For Fleet Sales: For each financed Vehicle sold, as part of a Fleet Sale, the Borrower shall pay the Bank the Related Principal Portion by the earliest of:

      (i) For Harris County, Texas only: (1) the next two (2) Banking Days following receipt of proceeds from sale of the Vehicle, (2) forty-five (45) calendar days following the date of sale of the Vehicle, or (3) the date specified for payment for the Vehicles by the purchaser in the Fleet Sale Purchase Contract.

      (ii) All other Fleet Sales: (1) the next two (2) Banking Days following receipt of proceeds from sale of the Vehicle, (2) thirty (30) calendar days following the date of sale of the Vehicle, or (3) the date specified for payment for the Vehicles by the purchaser in the Fleet Sale Purchase Contract.

(d) For Advances made to finance Rental Vehicles: For each financed Vehicle which is a Rental Vehicle, the Borrower shall pay the Bank the Related Principal Portion as follows:

      (1) Three percent (3%) of the original amount of the Related Principal Portion shall be paid to the Bank on the fifteenth (15th) day of each calendar month, beginning on the fifteenth (15th) day of the first (1st) calendar month that the Vehicle became a Rental Vehicle;

      (2) The remaining unpaid Related Principal Balance for any Rental Vehicle shall be due and payable on the fifteenth (15th) day of the twenty fourth (24th) calendar month following the date that the Vehicle became a Rental Vehicle.

      (3) Upon sale of a Rental Vehicle, the entire unpaid Related Principal Portion shall be due and payable by the earlier of (i) three (3) Banking Days following receipt of proceeds from sale of the Vehicle, or (ii) ten (10) Banking Days following the date of the sale of the Vehicle.

For the purposes of this paragraph, if the Borrower disposes of a Vehicle by a dealer trade or otherwise or if the Vehicle ceases to meet the criteria contained in the definition of Vehicle in this Agreement, such event will be considered to be a sale of the Vehicle.

(e) Optional Payments: In addition to any payments otherwise required by this Agreement, the Borrower may reduce the principal balance outstanding under this Agreement subject to the following:

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      (i)     At the Borrower's request, the Bank will establish for the
              Borrower a Dealer Cash Management (DCM) Account. The DCM Account is not a deposit account, and the Borrower shall have no right or interest in any balance in such account, except as provided by this sub-paragraph. The DCM Account is intended for the sole purpose of recording voluntary reductions in principal under this Agreement. Any voluntary reduction is available for new Advances under the simplified procedures of this sub-paragraph.

      (ii)    The Borrower may, at its discretion, make payments to the DCM
              Account.

      (iii) The balance in the DCM Account will be applied to reduce the outstanding aggregate Related Principal Portion for New and/or Used Vehicles including Program Vehicles only for the purpose of computation of interest and any required net free collected balances, and shall in no way limit or modify the principal payment requirements set forth elsewhere in this Agreement.

      (iv) Any balance in the DCM Account may be reborrowed as a new Advance by submitting a written or telephonic request pursuant to procedures established by the Bank. Such Advance shall be subject to all the terms and conditions of this Agreement, except for the provisions in Paragraph 6.7, "Conditions to Each Advance."

      (v) Payment into and Advances from the DCM Account must be in amounts of at least $100,000, except the Borrower may obtain an Advance in the amount of the remaining balance in the DCM Account if such amount is less than $100,000.

      (vi) The total balance in the DCM Account may not exceed twenty percent (20%) of the aggregate outstanding Related Principal Portion for New Vehicles and/or Used Vehicles including Program Vehicles.

      (vii) The DCM Account shall bear interest per annum at 0.00 basis points less than the lowest effective rate of interest charged on the Revolving Line. Any change in the interest rate shall take effect on the same day as the interest rate change on the Revolving Line. All interest and fees, if any, will be computed on the basis of a 360-day year and the actual days elapsed. This will result in more interest or a higher fee than if a 365-day year were used.

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      (viii)  Information regarding the DCM Account will be provided in the monthly statement described in Paragraph 2.20.

      (ix) The Bank may terminate the optional payments provided by this sub-paragraph at any time at the Bank's sole discretion by providing at least ten days written notice to the Borrower. In addition, the Bank may terminate this sub-paragraph without prior notice if the Borrower is in breach of any term or condition of this Agreement.

      (x) Notwithstanding any other provision in this subparagraph, any balance in the DCM Account may not be used to reduce any principal amount outstanding for purposes of determining any remaining availability under the Commitment or any of the other limitations stated in this Agreement.

      (xi) Subject to the provisions of this Agreement, upon the happening of an event of default as defined in Article 10 below (subject to any notice and right to cure periods provided therein), Bank may, at its option and without further demand or notice to the Borrower, retain all monies in the DCM Account apply the proceeds to the Revolving Line debt in such order and amounts as Bank elects in its sole and absolute discretion.

2.17. INTEREST RATE.

(a) Unless the Borrower elects an optional interest rate as described below, the entire principal amount outstanding under this Agreement shall bear interest at the following rates per annum:

      (i) The Related Principal Portion of the principal amount outstanding under this Agreement for all New Vehicles shall bear interest at the Reference Rate; and

      (ii) The Related Principal Portion of the principal amount outstanding under this Agreement for all Program shall bear interest at the Reference Rate; and

      (iii) The Related Principal Portion of the principal amount outstanding under this Agreement for all Used Vehicles and Rental Vehicles shall bear interest at the Reference Rate plus 0.25 percentage points.

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(b)   The Borrower will pay interest for each month on the fifteenth (15th) day of the next month, but no later than the Expiration Date.

(c) Except as otherwise stated in this Agreement, all interest and fees, if any, will be computed on the basis of a 360-day year and actual number of days elapsed. This results in more interest or a higher fee than if a 365-day year is used.

2.18. OPTIONAL INTEREST RATES. Instead of the interest rate based on the Reference Rate, the Borrower may elect to have all or portions of the line of credit for New, Used, Program, and Rental Vehicles (during the availability period) bear interest at the rate(s) described below during an interest period agreed to by the Bank and the Borrower. Each interest rate is a rate per year. Interest will be paid for each month on the fifteenth (15th) day of the next month. At the end of any interest period, the interest rate will revert to the rate based on the Reference Rate, unless the Borrower has designated another optional interest rate for the portion.

2.19. FIXED RATE. The Borrower may elect to have all or portions of the principal balance of the line of credit bear interest at the Fixed Rate, subject to the following requirements:

(a) The "Fixed Rate" means the fixed interest rate the Bank and the Borrower agree will apply to the portion during the applicable interest period.

(b) The interest period during which the Fixed Rate will be in effect will be one year or less.

(c) Each Fixed Rate portion will be for an amount not less than the following:

      (i) for interest periods of 14 days or longer, Five Hundred Thousand Dollars ($500,000)

      (ii)    for interest periods of 1 to 3 days, Five Million Dollars
              ($5,000,000)

      (iii) for interest periods of between 4 days and 13 days, an amount which, when multiplied by the number of days in the applicable interest period, is not less than fifteen million (15,000,000) dollar-days.

(d) The Borrower may not elect a Fixed Rate with respect to any portion of the principal balance of the line of credit which is scheduled to be repaid before the last day of the applicable interest period.

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(e)   Any portion of the principal balance of the line of credit already bearing interest at the Fixed Rate will not be converted to a different rate during its interest period.

(f) The Borrower may prepay the loan in full or in part at any time. The prepayment will be applied to the most remote installment of principal due under this Agreement.

(g) Each prepayment of a Fixed Rate portion, whether voluntary, by reason of acceleration or otherwise, will be accompanied by the amount of accrued interest on the amount prepaid, and a prepayment fee equal to the amount (if any) by which:

      (i) the additional interest which would have been payable on the amount prepaid had it not been paid until the last day of the interest period, exceeds

      (ii) the interest which would have been recoverable by the Bank by placing the amount prepaid on deposit in the certificate of deposit market for a period starting on the date on which it was prepaid and ending on the last day of the interest period for such portion.

2.20. MONTHLY STATEMENTS. The monthly statements provided by the Bank shall be conclusively presumed to be correct and accurate, unless the Borrower delivers to the Bank a written objection specifying the errors the Borrower believes were made, within thirty (30) days after the Bank mails the statement.

2.21. INTEREST ON LATE PAYMENTS. At the Bank's sole option in each instance, any amount not paid when due under this Agreement (including interest) shall bear interest from the due date at the Reference Rate plus 0.50 percentage points. This may result in compounding of interest.

2.22. DEFAULT RATE. Upon the occurrence and during the continuation of any default under this Agreement, Advances under this Agreement will at the option of the Bank bear interest at a rate per annum which is 2.00 percentage point(s) higher than the rate of interest otherwise provided under this Agreement. This will not constitute a waiver of any default.

3.    EXPENSES

3.1. EXPENSES. The Borrower agrees to immediately repay the Bank for expenses that include, but are not limited to, filing, recording and search fees, appraisal fees, title report fees, and documentation fees.

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3.2.  REIMBURSEMENT COSTS.

(a) The Borrower agrees to reimburse the Bank for any expenses it incurs in the preparation of this Agreement and any agreement or instrument required by this Agreement. Expenses include, but are not limited to, reasonable attorneys' fees, including any allocated costs of the Bank's in-house counsel.

4.    COLLATERAL

4.1. PERSONAL PROPERTY. The Borrower's obligations to the Bank under this Agreement will be secured by and Bank is hereby granted a security interest in the following personal property:

(a)   all inventory now owned or hereafter acquired by Borrower;

(b) all accounts, contract rights, chattel paper, deposit accounts, instruments and general intangibles now owned or hereafter acquired by Borrower;

(c) all negotiable and non-negotiable documents of title now owned or hereafter acquired by Borrower;

(d) all rights under contract of insurance now owned or hereafter acquired by Borrower covering any of the above-described properties;

(e) all proceeds now owned or hereafter acquired by Borrower of any of the above-described properties; and

(f) all books and records now owned or hereafter acquired by Borrower pertaining to any of the above-described property, including but not limited to any computer-readable memory and any computer hardware or software necessary to process such memory.

In addition, all personal property Collateral securing this Agreement shall also secure all other present and future obligations of the Borrower to the Bank (excluding any consumer credit covered by the federal Truth in Lending law, unless the Borrower otherwise agreed in writing). All personal property collateral securing any other present or future obligations of the Borrower to the Bank shall also secure this Agreement.

5.    DISBURSEMENTS, PAYMENTS AND COSTS

5.1. REQUESTS FOR CREDIT. Each request for an extension of credit will be made pursuant to a Payment Commitment; in writing in a format acceptable to the Bank; or by another means acceptable to the Bank.

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5.2.  DISBURSEMENTS AND PAYMENTS. Each disbursement by the Bank and each payment by the Borrower will be:

(a) made at Dealer Corporate Service #55030, 2727 South 48th Street, Tempe, Arizona 85282, or such other location as selected by the Bank from time to time;

(b) made in immediately available funds, or such other type of funds as may be selected by the Bank.

(c) evidenced by records kept by the Bank. In addition, the Bank may, at its discretion, require the Borrower to sign one or more promissory notes.

5.3.  TELEPHONE AND TELEFAX AUTHORIZATION.

(a) The Bank may honor telephone or telefax instructions for advances or repayments or for the designation of optional interest rates given by any one of the individual signer(s) of this Agreement or a person or persons authorized by any one of the signer(s) of this Agreement.

(b) Advances will be deposited in and repayments will be withdrawn from the Borrower's accounts with the Bank or such other financial institution as designated in writing by the Borrower.

(c) The Borrower indemnifies and excuses the Bank (including its officers, employees, and agents) from all liability, loss, and costs in connection with any act resulting from telephone or telefax instructions it reasonably believes are made by any individual authorized by the Borrower to give such instructions. This indemnity and excuse will survive this Agreement's termination.

5.4.  DIRECT DEBIT.

(a) The Borrower agrees that interest will be deducted automatically on the due date from Borrower's account, at such financial institutions as designated in writing by the Borrower (the "Designated Account"). In addition, principal payments may, at the discretion of the Bank, be deducted automatically on the due date from this checking account. Nothing in this paragraph shall relieve the Borrower of the obligation to pay an Advance from the proceeds of the sale of the Related Vehicle within the time limits specified under the "Principal Payments" section above.

(b) The Bank will debit the account on the dates the payments become due. If a due date does not fall on a banking day, the Bank will debit the account on the first banking day following the due date.

(c) The Borrower will maintain sufficient funds in the account on the dates the Bank enters debits authorized by this Agreement. If there are insufficient funds in the account on the date the Bank enters any debit authorized by this Agreement, the debit will be reversed.

5.5. TAXES. The Borrower will not deduct any taxes from any payments it makes to the Bank. If any government authority imposes any taxes on any payments made by the Borrower, the Borrower will pay the taxes and will also pay to the Bank, at the time interest is paid, any additional amount which the Bank specifies as necessary to preserve the after-tax yield the Bank would have received if such taxes had not been imposed. Upon request by the Bank, the Borrower will confirm that it has paid the taxes by giving the Bank official tax receipts (or notarized copies) within 30 days after the due date. However, the Borrower will not pay the Bank's net income taxes.

5.6. ADDITIONAL COSTS. The Borrower will pay the Bank, on demand, for the Bank's costs or losses relating to Advances made hereunder, arising from any statute or regulation or any request or requirement of a regulatory agency. The costs and losses will be allocated to the Advances in a manner determined by the Bank, using any reasonable method. The costs include the following:

(a)   any reserve or deposit requirements; and

(b) any capital requirements relating to the Bank's assets and commitments for credit.

6. CONDITIONS The Bank must receive the following items, in form and content acceptable to the Bank in its sole and absolute discretion, before it is required to extend any credit to the Borrower under this Agreement:

6.1.  AUTHORIZATIONS.   Evidence   that   the   execution,   delivery   and
performance by the Borrower and each guarantor and subordinating creditor of this Agreement and any instrument or agreement required under this Agreement have been duly authorized.

6.2. GOVERNING DOCUMENTS. A copy of the Borrower's partnership agreement. Borrower agrees to provide Bank with any amendments or modifications to the partnership agreement within 30 days of execution.

6.3. SECURITY AGREEMENTS. Signed original security agreements, assignments, financing statements and fixture filings (together with Collateral in which the Bank requires a possessory security interest), which the Bank requires.

6.4. EVIDENCE OF PRIORITY. Evidence that security interests and liens in favor of the Bank are valid, enforceable, and prior to all others' rights and interests, except those the Bank consents to in writing.

6.5. INSURANCE. Evidence of insurance coverage, as required in the "Covenants" section of this Agreement.

6.6. ENVIRONMENTAL QUESTIONNAIRE. A completed Bank form Environmental Questionnaire and Disclosure Statement.

6.7. GUARANTIES. Guaranties signed by United Auto Group, Inc. ("UAG"), UAG Texas, Inc. ("UAGTX"), and UAG Texas II, Inc. ("UAGTXII") on the Bank's standard form in an amount as may be acceptable, from time to time, to the Bank.

6.8. CONDITIONS TO EACH ADVANCE. As a condition precedent to the making of any Advance hereunder, including the first, the Borrower shall deliver to the Bank the following:

(a) For Advances made under a Payment Commitment: Manufacturer/Distributor invoice, cashdraft, electronic record, depository transfer check, sight draft, or such other documents as specified in the applicable Payment Commitment, identifying the Related Vehicles delivered or to be delivered to the Borrower.

(b) For Advances made to finance Used Vehicles: Certificate of Ownership showing a release by the previous registered and legal owners for the Related Vehicles and, for Program Vehicles, the Manufacturer/Distributor invoice.

(c) For Advances made to finance Dealer Trades: Copy of original invoice (or substitute acceptable to the Bank) and bill of sale duly executed by the parties to the transaction, evidencing the acquisition cost to the Borrower of such trades.

(d) For Advances made to finance Fleet Sales: Copy of the Fleet Sale Purchase Contract(s) and the Assignment of Proceeds, if required under this Agreement, in form and content acceptable to the Bank.

(e) For Advances made to finance any other New Vehicle (including Program Vehicles): Manufacturer/Distributor invoice or such other documents identifying a New Vehicle owned by the Borrower.

(f) For Advances made to finance Rental Vehicles: Certificate of Title showing Bank as lienholder.

6.9.  OTHER ITEMS.  Any other items that the Bank reasonably requires.

7. REPRESENTATIONS AND WARRANTIES When the Borrower signs this Agreement, and until the Bank is repaid in full, the Borrower makes the following representations and warranties. Each request for an extension of credit constitutes a renewed representation:

7.1. ORGANIZATION OF BORROWER. The Borrower is a partnership duly formed and existing under the laws of the state where organized.

7.2. AUTHORIZATION. This Agreement, and any instrument or agreement required hereunder, are within the powers of the Borrower and, as the case may be of each Guarantor or other party thereto, and have been duly authorized, and do not conflict with any of such party's organizational papers.

7.3. ENFORCEABLE AGREEMENT. This Agreement, and each other agreement or document executed by the Borrower, any Guarantor or any other party and delivered to the Bank in connection with this Agreement, is a legal, valid and binding agreement of such party enforceable against such party in accordance with its terms, and any instrument or agreement required hereunder, when executed and delivered, will be similarly legal, valid, binding and enforceable.

7.4. GOOD STANDING. In each state in which the Borrower does business, it is property licensed, in good standing, and, where required, in compliance with fictitious or assumed name statutes.

7.5. NO CONFLICTS. This Agreement does not conflict with any law, agreement, or obligation by which the Borrower is bound.

7.6. FINANCIAL INFORMATION. All financial and other information that has been or will be supplied to the Bank (including, but not limited to, the Borrower's Proforma Balance Sheet prepared January 21, 1997 showing the Shannon/UAG Buy-Out adjustments) is:

(a) sufficiently complete to give the Bank accurate knowledge of the Borrower's and any guarantors historical and proforma financial condition.

(b)   in form and content required by the Bank.

(c)   in compliance with all government regulations that apply.

Since the date of the financial statement and proforma specified above, there has been no material adverse change in the assets or the financial condition of the Borrower or any guarantor.

7.7. LAWSUITS. There is no lawsuit, tax claim or other dispute pending or threatened against the Borrower which, if lost, would impair the Borrower's financial condition or ability to repay the loan, except as has been disclosed in writing to the Bank prior to the date of this Agreement.

7.8. COLLATERAL. All Collateral is owned by the grantor of the security interest free of any title defects or any liens or interests of others.

7.9. PERMITS, FRANCHISES. The Borrower possesses all permits, memberships, franchises, contracts and licenses required and all trademark rights, trade name rights, patent rights and fictitious or assumed name rights necessary to enable it to conduct the business in which it is now engaged.

7.10. OTHER OBLIGATIONS. The Borrower is not in default on any obligation for borrowed money, any purchase money obligation or any other material lease, commitment, contract, instrument or obligation.

7.11. INCOME TAX RETURNS. The Borrower has no knowledge of any pending assessments or adjustments of its income tax for any year.

7.12. NO EVENT OF DEFAULT. There is no event which is, or with notice or lapse of time or both would be, a default under this Agreement.

7.13. LOCATION OF BORROWER. The Borrower's place of business (or, if the Borrower has more than one place of business, its chief executive office) is located at the address listed under the Borrower's signature on this Agreement.

8. COVENANTS The Borrower agrees, so long as credit is available under this Agreement and until the Bank is repaid in full:

8.1. USE OF PROCEEDS. To use the proceeds of the credit only for financing Vehicles as contemplated by this Agreement.

8.2. LOCATION OF VEHICLES. To keep the Vehicles only at the Borrower's regular dealer locations as approved from time to time by the Bank, except (a) Demos may be moved to other locations and demonstrated in accordance with the terms and conditions established by the Bank; and (b) Vehicles subject to a Fleet Sale Purchase Contract approved by the Bank may be located as provided therein and (c) Rental Vehicles may be located as provided in the Rental Agreement. For purpose of this Agreement, "Rental Agreement' means any rental agreement used by Borrower, the form and substance of which has been approved by Bank in its sole and absolute discretion.

8.3. MAINTENANCE OF COLLATERAL. To maintain and care for the Collateral and keep the Collateral free from all liens and encumbrances, of any kind, except for the Bank's security interests.

8.4. SALE OF COLLATERAL. Not to sell, contract for sale or otherwise dispose of any Collateral except in the ordinary course of business.

8.5. NOTICE REGARDING COLLATERAL. To notify Bank in writing of any event which effects the value of any Collateral, the ability of Borrower or Bank to dispose of any Collateral, or the rights and remedies of Bank in relation thereto, including, but not limited to, the levy of any legal process against any Collateral and the adoption of any marketing order, arrangement or procedure affecting the Collateral, whether governmental or otherwise.

8.6. DELIVERY OF CERTAIN DOCUMENTS. To immediately deliver to Bank any negotiable document of title including any warehouse receipt or bill of lading, if any Collateral is or becomes the subject of such document.

8.7. COLLECTIONS. Unless Bank exercises its rights to make collection, to diligently collect all Collateral.

8.8. ADDITIONAL REQUIREMENTS REGARDING COLLATERAL. At the option of the Bank, whether or not the Borrower is in default:

(a) To segregate all collections and proceeds of Collateral so that they are capable of identification and deliver daily such collections and proceeds to Bank in kind;

(b) To deliver to Bank (i) copies of or extracts from its books and records, and (ii) information on any contracts or other matters affecting the Collateral; and

(c) To permit Bank to examine the Collateral, including the books and records, and make copies or extracts from the books and records, and for such purposes enter at any reasonable time upon the property where any Collateral or any books and records are located.

8.9. TAXES. To pay all federal, state & local taxes or assessments pertaining to the Borrower's business or the Vehicles.

8.10. FINANCIAL INFORMATION. To provide the following financial information and statements and such additional information as may be requested by the Bank from time to time:

(a) Within 120 days of UAG's fiscal year end, UAG's annual financial statements. These financial statements must be audited by a Certified Public Accountant ("CPA") acceptable to the Bank. The statements shall be prepared on a consolidated and consolidating basis showing UAGTXII, UAGTX and/or Shannon Automotive, Ltd. as separate entities. Such consolidating statement may be in the form of CPA supplementary schedule(s) or work papers.

(b) Copies of each financial statement delivered to a manufacturer or distributor as required by the dealership franchise agreement with such manufacturer or distributor, within 30 days of such delivery.

(c) Copies of the Borrower's annual projections by 90 days of each fiscal year end.

(d) Copies of the Borrower's consolidated Form 10-K, Annual Report and Form l0-Q Quarterly Report within 30 days after the date of filing with the Securities and Exchange Commission.

8.11. CURRENT RATIO. To maintain a ratio of current assets to current liabilities of at least 1.15:1.0, measured quarterly.

For the purposes of this paragraph, inventory asset values shall be based on actual cost.

8.12. WORKING CAPITAL. To maintain current assets in excess of current liabilities by at least Three Million Five Hundred Thousand and No/100 Dollars ($3,500,000.00), measured quarterly.

For the purposes of this paragraph, inventory asset values shall be based on actual cost.

8.13. TANGIBLE NET WORTH. To maintain tangible net worth equal to at least Four Million Eight Hundred Thousand and No/100 Dollars ($4,800,000.00), measured quarterly.

"Tangible net worth" means the gross book value of the Borrower's assets (excluding goodwill, patents, trademarks, trade names, organization expense, treasury stock, unamortized debt discount and expense, deferred research and development costs, deferred marketing expenses, other non-franchised assets, and other like intangibles, and monies due from affiliates, officers, directors or shareholders of the Borrower) less total liabilities, including but not limited to accrued and deferred income taxes, and any reserves against assets. For the purposes of this paragraph, inventory asset values shall be based on actual cost.

8.14. TOTAL LIABILITIES TO TANGIBLE NET WORTH. To maintain a ratio of Total Liabilities to Tangible Net Worth not exceeding 4.50:1.0, measured quarterly.

"Total Liabilities" means the sum of current liabilities plus long term liabilities.

8.15. PROFITABILITY. To maintain a positive net income before taxes for each year end accounting period, of which 10% must be retained by the Borrower.

8.16. OTHER DEBTS. Not to have outstanding or incur any direct or contingent debts or lease obligations (other than those to the Bank), or become liable for the debts of others without the Bank's written consent. This does not prohibit:

(a)   Acquiring goods, supplies, or merchandise on normal trade credit.

(b) Endorsing negotiable instruments received in the usual course of business.

(c)   Obtaining surety bonds in the usual course of business.

(d) Debts and lines of credit and leases in existence on the date of this Agreement disclosed in writing to the Bank.

(e) Additional debts and lease obligations for the acquisition of fixed or capital assets and for business purposes which do not exceed a total principal amount of Two Hundred Thousand and No/100 Dollars ($200,000.00) outstanding at any one time.

(f) Contingent liabilities ("Contingent Liabilities") of the Borrower shall be permitted up to a total of Fifty Million and No/100 Dollars ($50,000,000.00) at any one time; provided, however, that such Contingent Liabilities (1) shall be limited to guarantees of indebtedness of its parent corporation, UAG; (2) such guaranteed indebtedness also requires substantially similar guarantees (in form, substance and amount) from all other UAG operating dealership subsidiaries; and (3) Borrower shall provide (or cause UAG to provide) a copy of all loan documentation supporting the guarantee(s) including the Loan Agreement(s) and any amendment(s) to the Bank within 30 days of execution of such documentation. While any such Contingent Liabilities exist, UAG shall be hereinafter referred to as the "Supported Parent".

8.17. OTHER LIENS. Not to create, assume, or allow any security interest or lien (including judicial liens) on property the Borrower now or later owns, except:

(a)   Deeds of trust and security agreements in favor of the Bank.

(b)   Liens for taxes not yet due.

(c) Liens outstanding on the date of this Agreement disclosed in writing to the Bank.

(d) Additional purchase money security interests in property acquired after the date of this Agreement, if the total principal amount of debts secured by such liens does not exceed Two Hundred Thousand and No/100 Dollars ($200,000.00) at any one time.

8.18. CAPITAL EXPENDITURES. Not to spend (including the total amount of any capital leases) for more than Two Hundred Fifty Thousand and No/100 Dollars ($250,000.00) in any single fiscal year to acquire fixed or capital assets.

8.19. NOTICES TO BANK. To promptly notify the Bank in writing of:

(a) any lawsuit over Two Hundred Fifty Thousand and no/100 Dollars ($250,000.00) against the Borrower or any guarantor.

(b) any substantial dispute between the Borrower or any guarantor and any government authority.

(c)   any failure to comply with this Agreement.

(d) any material adverse change in the Borrower's or any guarantor's financial condition or operations.

(e) any change in the Borrower's name, legal structure, place of business, or chief executive office if the Borrower has more than one place of business.

(f) any material change in the relationship between the Borrower and any Vehicle manufacturer or distributor including, without limitation, the loss or cancellation, or threatened loss or cancellation, of a franchise.

(g) any event which affects the value of the Collateral or the ability of the Bank or the Borrower to dispose of the Collateral.

(h)   any default in any Contingent Liabilities.

8.20. BOOKS AND RECORDS. To maintain correct and accurate books and records, including, but not limited to, an itemization and description of the cost, price, kind, type, quality and quantity of the Vehicles.

8.21. AUDITS. To allow the Bank and its agents to inspect the Borrower's properties, including the Vehicles, and to examine, audit and make copies of books and records at any reasonable time. If any of the Borrower's properties, Vehicles, books or records are in the possession of a third party, the Borrower authorizes that third party to permit the Bank or its agents to have access to perform inspections or audits and to respond to the Bank's requests for information concerning such properties, Vehicles, books and records.

8.22. COMPLIANCE WITH LAWS. To comply with the laws (including any fictitious or assumed name statute), regulations, and orders of any government body with authority over the Borrower's business.

8.23. PRESERVATION OF RIGHTS. To maintain and preserve all rights, privileges, and franchises, including dealer franchises, the Borrower now has.

8.24. MAINTENANCE OF PROPERTIES. To make any repairs, renewals, or replacements to keep the Borrower's properties in good working condition.

8.25. PERFECTION OF LIENS. To help the Bank perfect and protect its security interests and liens, and reimburse it for related costs it incurs to protect its security interests and liens.

8.26. COOPERATION. To take any action requested by the Bank to carry out the intent of this Agreement.

8.27. INSURANCE.

(a) Insurance Covering Collateral. To maintain all risk property damage insurance policies covering the tangible property comprising the Collateral. Each insurance policy must be in an amount acceptable to the Bank. The insurance must be issued by an insurance company acceptable to the Bank and must include a lender's loss payable endorsement in favor of the Bank in a form acceptable to the Bank.

(b) General Business Insurance. To maintain insurance satisfactory to the Bank as to amount, nature and carrier covering property damage (including loss of use and occupancy) to any of the Borrower's properties, public liability insurance including coverage for contractual liability, product liability and workers' compensation, and any other insurance which is usual for the Borrower's business.

(c) Evidence of Insurance. Upon the request of the Bank, to deliver to the Bank a copy of each insurance policy or, if permitted by the Bank, a certificate of insurance listing all insurance in force.

8.28. ADDITIONAL NEGATIVE COVENANTS. Not to, without the Bank's written consent:

(a) engage in any business activities substantially different from the Borrower's present business.

(b)   liquidate or dissolve the Borrower's business.

(c) enter into any consolidation, merger, pool, joint venture, syndicate, or other combination.

(d) lease or dispose of all or a substantial part of the Borrower's business or the Borrower's assets.

(e)   acquire or purchase a business or its assets.

(f) sell or otherwise dispose of any assets for less than fair market value or enter into any sale and leaseback agreement covering any of its fixed or capital assets.

(g)   voluntarily suspend its business.

9. HAZARDOUS WASTE INDEMNIFICATION The Borrower will indemnify and hold harmless the Bank from any loss or liability directly or indirectly arising out of the use, generation, manufacture, production, storage, release, threatened release, discharge, disposal or presence of a hazardous substance. This indemnity will apply whether the hazardous substance is on, under or about the Borrower's property or operations or property leased to the Borrower. The indemnity includes but is not limited to attorneys' fees (including the reasonable estimate of the allocated cost of in-house counsel and staff). The indemnity extends to the Bank, its parent, subsidiaries and all of their directors, officers, employees, agents, successors, attorneys and assigns. For these purposes, the term "hazardous substances" means any substance which is or becomes designated as "hazardous" or "toxic" under any federal, state or local law. This indemnity will survive repayment of the Borrower's obligations to the Bank.

10. DEFAULT If any of the following events occur, the Bank may do one or more of the following: declare the Borrower in default, stop making any additional credit available to the Borrower, and require the Borrower to repay its entire debt immediately and without prior notice. If an event of default occurs under the paragraph entitled "Bankruptcy" below with respect to the Borrower, the entire debt outstanding under this Agreement will automatically be due immediately.

10.1. FAILURE TO PAY. The Borrower fails to make a payment under this Agreement when due.

10.2. LIEN PRIORITY. The Bank fails to have an enforceable first lien (except for any prior liens to which the Bank has consented in writing) on or security interest in any property given as security for this loan.

10.3. OTHER LIENS. Any levies of attachment, executions, tax assessments or similar proceedings shall be brought against the Collateral.

10.4. FALSE INFORMATION. The Borrower or any guarantor has given the Bank false or misleading information or representations.

10.5. BANKRUPTCY. The Borrower, any guarantor, any general partner of the Borrower, or the Supported Parent files a bankruptcy petition, a bankruptcy petition is filed against the Borrower, any guarantor, any general partner of the Borrower, or the Supported Parent, or the Borrower, any guarantor, any general partner of the Borrower, or the Supported Parent makes a general assignment for the benefit of creditors.

10.6. RECEIVERS. A receiver or similar official is appointed for the Borrower's or any guarantor's business, or the business is terminated.

10.7. LAWSUITS. Any lawsuit or lawsuits are filed on behalf of one or more trade creditors against the Borrower in an aggregate amount of Seven Hundred Fifty Thousand and No/100 Dollars ($750,000.00) or more in excess of any insurance coverage.

10.8. JUDGMENTS. Any judgments or arbitration awards are entered against the Borrower or any guarantor, or the Borrower or any guarantor enters into any settlement agreements with respect to any litigation or arbitration, in an aggregate amount of One Hundred Thousand and No/100 Dollars ($100,000.00) or more in excess of any insurance coverage.

10.9. GOVERNMENT ACTION. Any government authority takes action that the Bank believes materially adversely affects the Borrower's or any guarantors financial condition or ability to repay.

10.10. MATERIAL ADVERSE CHANGE. A material adverse change occurs in the Borrower's or any guarantor's financial condition, properties or prospects, or such parties ability to repay the extensions of credit under this Agreement and, as applicable, under any guaranty.

10.11. CROSS-DEFAULT. Any default occurs under any agreement in connection with any credit the Borrower or any guarantor has obtained from anyone else or which the Borrower or any guarantor has guaranteed.

10.12. DEFAULT UNDER RELATED DOCUMENTS. A breach or default has occurred under any guaranty, subordination agreement, security agreement, deed of trust, or other document required by this Agreement or such document (unless any such termination is consented to in writing by Bank) no longer in effect, or is revoked in whole or in part.

10.13. OTHER BANK AGREEMENTS. The Borrower or any guarantor fails to meet the conditions of, or fails to perform any obligation under any other agreement the Borrower or any guarantor has with the Bank or any affiliate of the Bank.

10.14. OTHER BREACH UNDER AGREEMENT. The Borrower fails to meet the conditions of, or fails to perform any obligation under, any term of this Agreement not specifically referred to in this Article.

11. ADDITIONAL REMEDIES AFTER DEFAULT In the event of any default as described in Article 10 of this Agreement, in addition to the remedies set forth in such Article, Bank may do any one or more of the following:

(a)    Require Borrower to deliver to Bank any instruments or chattel paper.

(b) Require Borrower to obtain Bank's prior written consent to any sale, lease, agreement to sell or lease, or other disposition of any inventory.

(c) Notify any account debtors, any buyers of the Collateral, or any other persons of Bank's interest in the Collateral.

(d) Require Borrower to direct all account debtors to forward all payments and proceeds of the Collateral to a post office box under Bank's exclusive control.

(e) Demand and collect any payments and proceeds of the Collateral. In connection therewith Borrower irrevocably authorizes Bank to endorse or sign Borrower's name on all checks, drafts, collections, receipts and other documents, and to take possession of and open the mail addressed to Borrower and remove therefrom any payments and proceeds of the Collateral.

(f) Enforce the security interest given hereunder pursuant to the Uniform Commercial Code and any other applicable law.

(g) Enforce the security interest of Bank in any deposit account of Borrower maintained with Bank by applying such account to the indebtedness.

(h) Require Borrower to assemble the Collateral, including the books and records, and make them available to Bank at a place designated by Bank.

(i) Enter upon the property where any Collateral, including any books and records are located and take possession of such Collateral and such books and records, and use such property (including any buildings and facilities) and any of Borrower's equipment, if Bank deems such use necessary or advisable in order to take possession of, hold, preserve, process, assemble, prepare for sale or lease, market for sale or lease, sell or lease, or otherwise dispose of, any Collateral.

(j) Grant extensions and compromise or settle claims with respect to the Collateral for less than face value, all without prior notice to Borrower.

(k) Use or transfer any of Borrower's rights and interest in any Intellectual Property now owned or hereafter acquired by Borrower, if Bank deems such use or transfer necessary or advisable in order to take possession of, hold, preserve, process, assemble, prepare for sale or lease, market for sale or lease, sell or lease, or otherwise dispose of, any Collateral. Borrower agrees that such use or transfer shall be without any additional consideration to Borrower. As used in this paragraph, "Intellectual Property" includes, but is not limited to, all trade secrets, computer software, service marks, trademarks, trade names, trade styles, copyrights, patents, applications for any of the foregoing, customer lists, working drawings, instructional manuals, and rights in processes for technical manufacturing, packaging and labeling in which Borrower has any right or interest, whether by ownership, license, contract or otherwise.

(l) Have a receiver appointed by any court of competent jurisdiction to take possession of the Collateral.

(m) Take such measures as Bank may deem necessary or advisable to take possession of, hold, preserve, process, assemble, insure, prepare for sale or lease, market for sale or lease, sell or lease, or otherwise dispose of, any Collateral, and Borrower hereby irrevocably constitutes and appoints Bank as Borrower's attorney-in-fact to perform all acts and execute all documents in connection therewith.

12.   ENFORCING THIS AGREEMENT; MISCELLANEOUS

12.1. GAAP. Except as otherwise stated in this Agreement, all financial information provided to the Bank and all financial covenants will be made under generally accepted accounting principles, consistently applied.

12.2. ARIZONA LAW.  THIS AGREEMENT IS GOVERNED BY ARIZONA LAW.

12.3. SUCCESSORS AND ASSIGNS. This Agreement is binding on the Borrower's and the Bank's successors and assignees. The Borrower agrees that it may not assign this Agreement without the Bank's prior consent. The Bank may sell participations in or assign this loan, and may exchange financial information about the Borrower with actual or potential participants or assignees. If a participation is sold or the loan is assigned, the purchaser will have the right of set-off against the Borrower.

12.4. ARBITRATION.

(a) This paragraph concerns the resolution of any controversies or claims between the Borrower and the Bank, including but not limited to those that arise from:

       (i) This Agreement (including any renewals, extensions or modifications of this Agreement);

       (ii) Any document, agreement or procedure related to or delivered in connection with this Agreement;

       (iii)    Any violation of this Agreement; or

       (iv) Any claims for damages resulting from any business conducted between the Borrower and the Bank, including claims for injury to persons, property or business interests (torts).

(b) At the request of the Borrower or the Bank, any such controversies or claims will be settled by arbitration in accordance with the United States Arbitration Act. THE UNITED STATES ARBITRATION ACT WILL APPLY EVEN THOUGH ITS AGREEMENT PROVIDES THAT IT IS GOVERNED BY ARIZONA LAW.

(c) Arbitration proceedings will be administered by the American Arbitration Association and will be subject to its commercial rules of arbitration.

(d) For purposes of the application of the statute of limitations, the filing of an arbitration pursuant to this paragraph is the equivalent of the filing of a lawsuit, and any claim or controversy which may be arbitrated under this paragraph is subject to any applicable statute of limitations. The arbitrators will have the authority to decide whether any such claim or controversy is barred by the statute of limitations and, if so, to dismiss the arbitration on that basis.

(e) If there is a dispute as to whether an issue is arbitrable, the arbitrators will have the authority to resolve any such dispute.

(f) The decision that results from an arbitration proceeding may be submitted to any authorized court of law to be confirmed and enforced.

(g)    This provision does not limit the right of the Borrower or the Bank to:

       (i)      exercise self-help remedies such as setoff;

       (ii) foreclose against or sell any real or personal property collateral; or

       (iii) act in a court of law, before, during or after the arbitration proceeding to obtain:

                (A)  an interim remedy; and/or

                (B)  additional or supplementary remedies.

(h) The pursuit of or a successful action for interim, additional or supplementary remedies, or the filing of a court action, does not constitute a waiver of the right of the Borrower or the Bank, including the suing party, to submit the controversy or claim to arbitration if the other party contests the lawsuit.

(i) If the Bank forecloses against any real property securing this Agreement, the Bank has the option to exercise the power of sale under the deed of trust or mortgage, or to proceed by judicial foreclosure.

12.5. SEVERABILITY; WAIVERS. If any part of this Agreement is not enforceable, the rest of the Agreement may be enforced. The Bank retains all rights, even if it makes a loan after default. If the Bank waives a default, it may enforce a later default. Any consent or waiver under this Agreement must be in writing.

12.6. ADMINISTRATION COSTS. The Borrower shall pay the Bank for all reasonable costs incurred by the Bank in connection with administering this Agreement.

12.7. ATTORNEYS' FEES. The Borrower shall reimburse the Bank for any reasonable costs and attorneys' fees incurred by the Bank in connection with the enforcement or preservation of any rights or remedies under this Agreement and any other documents executed in connection with this Agreement, and including any amendment, waiver, "workout" or restructuring under this Agreement. In the event of a lawsuit or arbitration proceeding, the prevailing party is entitled to recover costs and reasonable attorneys' fees incurred in connection with the lawsuit or arbitration proceeding, as determined by the court or arbitrator. As used in this paragraph, "attorneys' fees" includes the allocated costs of in-house counsel.

12.8. ONE AGREEMENT. This Agreement and any related security or other agreements required by this Agreement, collectively:

(a) represent the sum of the understandings and agreements between the Bank and the Borrower concerning this credit; and

(b) replace any prior oral or written agreements between the Bank and the Borrower concerning this credit; and

(c) are intended by the Bank and the Borrower as the final, complete and exclusive statement of the terms agreed to by them.

In the event of any conflict between this Agreement and any other agreements required by this Agreement, this Agreement will prevail.

12.9. EXCHANGE OF INFORMATION. The Borrower agrees that the Bank may exchange financial information about the Borrower with BankAmerica Corporation affiliates and other related entities.

12.10. USURY LAWS. This paragraph covers the transactions described in this Agreement and any other agreements with the Bank or its affiliates executed in connection with this Agreement, to the extent they are subject to the Arizona usury laws (the "Transactions"). The Borrower understands and believes that the Transactions comply with the Arizona usury laws. However, if any interest or other charges paid or payable in connection with the Transactions are ever determined to exceed the maximum amount permitted by law, the Borrower agrees that:

(a) the amount of interest or other charges payable by the Borrower pursuant to the Transactions shall be reduced to the maximum amount permitted by law; and

(b) any excess amount previously collected from the Borrower in connection with the Transactions which exceeded the maximum amount permitted by law will be credited against the then outstanding principal balance. If the outstanding principal balance has been repaid in full, the excess amount paid will be refunded to the Borrower.

All fees, charges, goods, things in action or any other sums or things of value, other than interest at the interest rate described in this Agreement, paid or payable by the Borrower (collectively the "Additional Sums"), that may be deemed to be interest with respect to the Transactions, shall, for the purpose of any laws of the State of Arizona that may limit the maximum amount of interest to be charged with respect to the Transactions, be payable by Borrower as, and shall be deemed to be, additional interest. For such purposes only, the agreed upon and "contracted for rate of interest" of the Transactions shall be deemed to be increased by the rate of interest resulting from the Additional Sums.

12.11. NOTICES. All notices required under this Agreement shall be personally delivered or sent by first class mail, postage prepaid, to the addresses on the signature page of this Agreement, or to such other addresses as the Bank and the Borrower may specify from time to time in writing.

12.12. REMEDIES. All rights and remedies herein provided are cumulative and not exclusive of any rights or remedies otherwise provided by law. Any single or partial exercise of any right or remedy shall not preclude the further exercise thereof or the exercise of any other right or remedy.

12.13. OTHER DOCUMENTS. Borrower shall, at the request of Bank, execute such other agreements, documents, instruments, or financing statements in connection with this agreement as Bank may reasonably deem necessary.

12.14. HEADINGS. Article and paragraph headings are for reference only and shall not affect the interpretation or meaning of any provisions of this Agreement.

12.15. COUNTERPARTS. This Agreement may be executed in as many counterparts as necessary or convenient, and by the different parties on separate counterparts each of which, when so executed, shall be deemed an original but all such counterparts shall constitute but one and the same agreement.

12.16. PRIOR AGREEMENT SUPERSEDED. This Agreement supersedes the Automobile Flooring and Security Agreement entered into as of June 18, 1996, between the Bank and the Borrower, as such agreement may have been amended from time to time prior to the date hereof, and any credit outstanding thereunder shall be deemed to be outstanding under this Agreement.

This Agreement is executed as of the date stated at the top of the first page.

BANK OF AMERICA NATIONAL TRUST             SHANNON AUTOMOTIVE, LTD.
AND SAVINGS ASSOCIATION
                                             BY:  UAG TEXAS II, INC.
                                               General Partner

By:  /s/ M. Patricia Kay
   -------------------------------
M. Patricia Kay, Vice President
                                             By: /s/ K.J. Coffey
                                                -------------------------------
                                             Kevin J. Coffey, President

                                             By: /s/ George G. Lowrance
                                                -------------------------------
Address where notices to the Bank            George G. Lowrance, Vice
are to be sent:                              President & Secretary


Dealer Corporate Services #55030             BY:  UAG TEXAS, INC.
2727 South 48th Street                         Limited Partner
Tempe, Arizona 85282

                                             By: /s/ K.J. Coffey
                                                -------------------------------
                                             Kevin J. Coffey, President

                                             By: /s/ George G. Lowrance
                                                -------------------------------
                                             George G. Lowrance, Vice President
& Secretary

                                           Address where notices to the
                                           Borrower are to be sent:

                                           16835 Katy Freeway
                                           Houston, Texas 77094

BANK OF AMERICA
                                                        AMENDMENT TO DOCUMENTS
==============================================================================

       FIRST AMENDMENT TO AUTOMOBILE FLOORING AND SECURITY AGREEMENT

This First Amendment to Automobile Flooring and Security Agreement is entered into as of March 26, 1997, between Bank of America National Trust and Savings Association (the "Bank") and Shannon Automotive, Ltd. (the "Borrower").

                                    RECITALS
                                    --------

A. WHEREAS, Bank and Borrower have entered into that certain Automobile Flooring and Security Agreement dated March 6, 1997, (the "Agreement"); and

B. WHEREAS, Borrower and Bank desire to amend certain terms and provisions of said Agreement as more specifically hereinafter set forth.

                                    AGREED
                                    ------

NOW, THEREFORE, in consideration of the foregoing recitals, Bank and Borrower mutually agree to amend said Agreement as follows:

1. Paragraph 8.13 (Tangible Net Worth) of the Agreement is amended in its entirety to read as follows:

8.13 TANGIBLE NET WORTH. To maintain tangible net worth equal to the amounts indicated for each quarterly period specified below:

Period                                                   Amounts
------                                                   -------
March 31, 1997                                           $4,600,000.00
June 30, 1997 and thereafter                             $4,800,000.00

"Tangible net worth" means the gross book value of the Borrower's assets (excluding goodwill, patents, trademarks, trade names, organization expense, treasury stock, unamortized debt discount and expense, deferred research and development costs, deferred marketing expenses, other non-franchise assets, and other like intangibles, and monies due from affiliates, officers, directors or shareholders of the Borrower) less total liabilities, including but not limited to accrued and deferred income taxes, and any reserves against assets. For the purposes of this paragraph, inventory asset values shall be based on actual cost.

This Amendment will become effective as of March 26, 1997 (the "Effective Date"), provided that each of the following conditions precedent have been satisfied:

      The Bank has received from the Borrower a duly executed original of this Amendment, together with a duly executed Guarantor Acknowledgment and Consent in the form attached hereto (the "Consent").

Except as provided in this Amendment, all of the terms and provisions of the Agreement shall remain in full force and effect.

This Amendment shall be effective between the parties as of the date hereof. The Agreement, as amended hereby, shall hereinafter constitute the Agreement between the parties.

IN WITNESS WHEREOF, this Amendment has been executed by the parties hereto as of the date first written above.

BANK OF AMERICA NATIONAL TRUST             SHANNON AUTOMOTIVE, LTD.
AND SAVINGS ASSOCIATION
                                               By:  UAG TEXAS II, INC.
                                                 General Partner

  /s/ M. Patricia Kay
-----------------------------
 By:  M. Patricia Kay,
      Vice President
                                               By:  /s/ Kevin J. Coffey
                                                  ----------------------------
                                                    Kevin J. Coffey,
                                                      President

                                               By:
                                                  ----------------------------
                                                    George G. Lowrance, Vice
                                                      President & Secretary


                                               By:  UAG TEXAS, INC.,
                                                     Limited Partner

                                               By:  /s/ Kevin J. Coffey
                                                  ----------------------------
                                                    Kevin J. Coffey,
                                                      President

                                               By:
                                                  ----------------------------
                                                    George G. Lowrance, Vice
                                                      President & Secretary
shall hereinafter constitute the Agreement between the parties.

IN WITNESS WHEREOF, this Amendment has been executed by the parties hereto as of the date first written above.

BANK OF AMERICA NATIONAL TRUST             SHANNON AUTOMOTIVE, LTD.
AND SAVINGS ASSOCIATION
                                               By:  UAG TEXAS II, INC.
                                                 General Partner

/s/ M. Patricia Kay
-----------------------------
By:  M. Patricia Kay,
      Vice President
                                               By:
                                                  ----------------------------
                                                    Kevin J. Coffey,
                                                      President

                                               By: /s/ George G. Lowrance
                                                  ----------------------------
                                                    George G. Lowrance, Vice
                                                      President & Secretary


                                               By:  UAG TEXAS, INC.,
                                                     Limited Partner

                                               By:
                                                  ----------------------------
                                                    Kevin J. Coffey,
                                                      President

                                               By:
                                                  ----------------------------
                                                    George G. Lowrance, Vice
                                                      President & Secretary

                            GUARANTOR ACKNOWLEDGMENT
                                  AND CONSENT
                                  -----------

The undersigned, each a guarantor or third party pledgor with respect to the Borrower's obligations to the Bank under the Agreement, each hereby (i) acknowledge and consent to the execution, delivery, and performance by Borrower of the foregoing First Amendment to Agreement (the "Amendment"), and (ii) reaffirm and agree that the respective guaranty, third party pledge or security agreement to which the undersigned is party and all other documents and agreements executed and delivered by the undersigned to the Bank in connection with the Agreement are in full force and effect, without defense, offset, or counterclaim. (Capitalized terms used herein have the meanings specified in the Amendment.)

                                 UAG TEXAS, INC

Dated:   April 9, 1997              X      /s/ Kevin J. Coffey
         -------------                   ---------------------
                                    By:   Kevin J. Coffey, President



Dated:                              X
         -------------                   ---------------------
                                    By:   George G. Lowrance,
                                            Vice President & Secretary

                           GUARANTOR ACKNOWLEDGMENT
                                 AND CONSENT
                                 -----------

The undersigned, each a guarantor or third party pledgor with respect to the Borrower's obligations to the Bank under the Agreement, each hereby (i) acknowledge and consent to the execution, delivery, and performance by Borrower of the foregoing First Amendment to Agreement (the "Amendment"), and (ii) reaffirm and agree that the respective guaranty, third party pledge or security agreement to which the undersigned is party and all other documents and agreements executed and delivered by the undersigned to the Bank in connection with the Agreement are in full force and effect, without defense, offset, or counterclaim. (Capitalized terms used herein have the meanings specified in the Amendment.)

                                    UAG TEXAS, INC

Dated:                              X
         -------------                   ------------------------
                                    By:   Kevin J. Coffey, President



Dated:   April 9, 1997              X      /s/ George G. Lowrance
         -------------                   ------------------------
                                    By:   George G. Lowrance,
                                            Vice President & Secretary

                            GUARANTOR ACKNOWLEDGMENT
                                  AND CONSENT
                                  -----------

The undersigned, each a guarantor or third party pledgor with respect to the Borrower's obligations to the Bank under the Agreement, each hereby (i) acknowledge and consent to the execution, delivery, and performance by Borrower of the foregoing First Amendment to Agreement (the "Amendment"), and (ii) reaffirm and agree that the respective guaranty, third party pledge or security agreement to which the undersigned is party and all other documents and agreements executed and delivered by the undersigned to the Bank in connection with the Agreement are in full force and effect, without defense, offset, or counterclaim. (Capitalized terms used herein have the meanings specified in the Amendment.)

                                UAG TEXAS II, INC.

Dated:   April 9, 1997              X      /s/ Kevin J. Coffey
         -------------                   ---------------------
                                    By:   Kevin J. Coffey, President



Dated:                              X
         -------------                   ---------------------
                                    By:   George G. Lowrance,
                                            Vice President & Secretary

                            GUARANTOR ACKNOWLEDGMENT
                                  AND CONSENT
                                  -----------

The undersigned, each a guarantor or third party pledgor with respect to the Borrower's obligations to the Bank under the Agreement, each hereby (i) acknowledge and consent to the execution, delivery, and performance by Borrower of the foregoing First Amendment to Agreement (the "Amendment"), and (ii) reaffirm and agree that the respective guaranty, third party pledge or security agreement to which the undersigned is party and all other documents and agreements executed and delivered by the undersigned to the Bank in connection with the Agreement are in full force and effect, without defense, offset, or counterclaim. (Capitalized terms used herein have the meanings specified in the Amendment.)

                               UAG TEXAS II, INC.

Dated:                              X
         -------------                   ------------------------
                                    By:   Kevin J. Coffey, President



Dated:   April 9, 1997              X      /s/ George G. Lowrance
         -------------                   ------------------------
                                    By:   George G. Lowrance,
                                            Vice President & Secretary

                            GUARANTOR ACKNOWLEDGMENT
                                  AND CONSENT
                                  -----------

The undersigned, each a guarantor or third party pledgor with respect to the Borrower's obligations to the Bank under the Agreement, each hereby (i) acknowledge and consent to the execution, delivery, and performance by Borrower of the foregoing First Amendment to Agreement (the "Amendment"), and (ii) reaffirm and agree that the respective guaranty, third party pledge or security agreement to which the undersigned is party and all other documents and agreements executed and delivered by the undersigned to the Bank in connection with the Agreement are in full force and effect, without defense, offset, or counterclaim. (Capitalized terms used herein have the meanings specified in the Amendment.)

                                    UNITED AUTO GROUP, INC., a Delaware
                                      corporation

Dated:   April 9, 1997              X      /s/ George G. Lowrance
         -------------                   ------------------------
                                    By:   George G. Lowrance, Executive
                                            Vice President

                                      -5-